EXHIBIT 4.2

EXECUTION COPY

BA MASTER CREDIT CARD TRUST II
AMENDED AND RESTATED
 RECEIVABLES PURCHASE AGREEMENT
between
BANC OF AMERICA CONSUMER CARD SERVICES, LLC
and
BA CREDIT CARD FUNDING, LLC
Dated as of October 1, 2014

i

TABLE OF CONTENTS
 (continued)

EXHIBIT A	A-1
SCHEDULE 1	S-1-1

ii

This Amended and Restated Receivables Purchase Agreement (this "Agreement") is made as of October 1, 2014, between Banc of America Consumer Card Services, LLC, a North Carolina limited liability company ("BACCS"), and BA Credit Card Funding, LLC, a Delaware limited liability company ("Funding").
BACKGROUND
Each capitalized term, except as defined below or in the First Tier Agreement, is defined in Article I of this Agreement.
Prior to the date hereof, FIA originated receivables in credit card accounts and sold receivables arising in a subset of those accounts and certain other related assets to BACCS under that certain Amended and Restated Receivables Contribution and Sale Agreement, dated as of October 20, 2006, as amended by the First Amendment to Amended and Restated Receivables Contribution and Sale Agreement, dated as of November 14, 2006, each  by and between FIA and BACCS (as amended, the "Original First Tier Agreement").
As of the date hereof (the "Merger Date"), FIA merged with and into Bank of America, National Association (such combination, the "Merger"), with  Bank of America, National Association (together with its successors and assigns, "BANA") being the surviving entity of such Merger.
As a result of the Merger, BANA (successor by merger to FIA) now originates receivables in credit card accounts as the successor by merger to FIA's credit card business.
As of the Merger Date, BANA (successor by merger to FIA) and BACCS, amended and restated the Original First Tier Agreement by executing the Second Amended and Restated Receivables Contribution and Sale Agreement, dated as of the Merger Date (as the same may be amended, supplemented or modified, the "First Tier Agreement") pursuant to which BANA (successor by merger to FIA) continues to sell to BACCS credit card receivables arising under the credit card accounts identified in the Original First Tier Agreement and that continue to be identified in the First Tier Agreement and certain other related assets.
Prior to the date hereof, BACCS and Funding were each party to that certain Receivables Purchase Agreement, dated as of October 20, 2006 (the "Original Receivables Purchase Agreement"), pursuant to which BACCS sold to Funding credit card receivables arising under the credit card accounts identified in the Original Receivables Purchase Agreement and certain other related assets.
To accomplish the mutual desires of the parties, BACCS and Funding now wish to execute this Agreement to amend and restate the Original Receivables Purchase Agreement in its entirety to memorialize the result of the Merger and clarify certain language in the Original Receivables Purchase Agreement.

Under this Agreement, each of BACCS and Funding do hereby confirm (a) that prior to the Merger Date, the Original Receivables Purchase Agreement governed the sales of receivables from BACCS to Funding, and (b) all sales and related actions taken by it and obligations incurred by it in connection with the Original Receivables Purchase Agreement.
Funding intends to continue to securitize those receivables and certain other related assets by transferring them to the MTII Trustee under the Pooling and Servicing Agreement.
AGREEMENT
In consideration of the mutual promises in this Agreement and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:
ARTICLE I
DEFINITIONS
Section 1.01.  Definitions.  The following definitions apply in this Agreement:
"Account" means each Initial Account, each Additional Account, and each Transferred Account.  This term includes an Additional Account only from and after the related Addition Date.  This term does not include any Deleted Account.  This term does not include any Account from and after the date on which (i) all of its Receivables have been reassigned to BACCS under Section 6.01 or Section 6.02 or (ii) BACCS has, in accordance with subsection 2.01(d), changed its entries in its books and records or computer files with respect to such Account in connection with the sale of such Account as permitted by subsection 5.01(l) of the First Tier Agreement.
"Account Owner" means (i) on and after the Merger Date, BANA, as the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement and (ii) from and including October 20, 2006 to but excluding the Merger Date, FIA and its successors and assigns, as the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.
"Account Schedule" means a complete schedule of all Accounts that is attached to this Agreement and marked as Schedule 1.  The Account Schedule may take the form of a computer file, a microfiche list, or another tangible medium that is commercially reasonable.  The Account Schedule must identify each Account by account number and by the balance of the Receivables existing in that Account on the Closing Date (for each Initial Account) or the related Addition Date (for each Additional Account).
"Addition Date" has the meaning, for an Additional Account, set forth in the related Supplemental Conveyance.

"Additional Account" means each VISA,® MasterCard,® or American Express® credit card account* that is designated as an Account under Section 2.02 and the related Supplemental Conveyance and that is identified on the Account Schedule from and after the related Addition Date.
"Affiliate" means, for any identified Person, any other Person that (a) is an affiliate or insider of that identified Person, (b) controls that identified Person, (c) is controlled by that identified Person, or (d) is under common control with that identified Person.
"Agreement" has the meaning set forth in the first paragraph of this document.
"Amended and Restated Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of June 10, 2006, between FIA and the MTII Trustee.
"Annual Membership Fee" means an annual membership fee or similar fee that is charged to an Account under the related Credit Card Agreement.
"BACCS" has the meaning set forth in the first paragraph of this Agreement.
"BANA" has the meaning set forth above under the heading "Background".
"Business Day" means any day other than a Saturday, a Sunday, or a day on which banks in New York, New York, Charlotte, North Carolina, or Newark, Delaware, are authorized or obligated by law or executive order to be closed.
"Cash Advance Fee" means a cash advance fee or similar fee that is charged to an Account under the related Credit Card Agreement.
"Closing Date" means the close of business on October 20, 2006.
"Collection Account" has the meaning set forth in the Pooling and Servicing Agreement.
"Collections" means all payments on Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers, or any other form of payment.  This term includes Recoveries and Insurance Proceeds.
"Credit Card Agreement" means, for any VISA,® MasterCard,® or American Express® credit card account, the agreement (including any related statement under the Truth in Lending Act) between the applicable Account Owner and the related Obligor governing that account.

 *   VISA, MasterCard, and American Express are registered trademarks of Visa International Service Association, MasterCard International Incorporated, and American Express Company, respectively.

"Credit Card Guidelines" means the applicable Account Owner's policies and procedures (a) relating to the operation of its credit card business, including its policies and procedures for determining the creditworthiness of credit card customers and for extending credit to credit card customers, and (b) relating to its maintenance of credit card accounts and its collection of credit card receivables.
"Debtor Relief Laws" means (a) the United States Bankruptcy Code, (b) the Federal Deposit Insurance Act, and (c) all other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief laws affecting the rights of creditors generally.
"Defaulted Account" means any Account containing only Receivables that have been charged off as uncollectible under the Credit Card Guidelines and the Servicer's customary and usual procedures for servicing credit card accounts.  An Account becomes a Defaulted Account on the date on which all of its Receivables are recorded as charged-off on the Servicer's master computer file of credit card accounts.
"Deleted Account" means any Removed Account containing no Receivables that are owned by Funding.  A Removed Account becomes a Deleted Account on the date on which all of its Receivables that are owned by Funding have been paid.
"Draft Fee" means a draft fee or similar fee that is charged to an Account under the related Credit Card Agreement.
"Eligible Account" means any VISA,® MasterCard,® or American Express® credit card account for which each of the following requirements is satisfied as of the date of its designation under the Amended and Restated Pooling and Servicing Agreement, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account:
(a)  it exists and is maintained by the applicable Account Owner;
(b)  its Receivables are payable in United States dollars;
(c)  the related Obligor's most recent billing address is located in the United States or its territories or possessions;
(d)  it is not classified on the applicable Account Owner's electronic records as counterfeit, cancelled, fraudulent, stolen, or lost; and
(e)  all of its Receivables have not been charged off as uncollectible under the applicable Account Owner's customary and usual procedures for servicing credit card accounts.

"Eligible Receivable" means any Receivable for which each of the following requirements is satisfied as of the applicable time:
(a)  it arises in an Eligible Account;
(b)  it is created, in all material respects, in compliance with all Requirements of Law applicable to the applicable Account Owner, and it is created under a Credit Card Agreement that complies, in all material respects, with all Requirements of Law applicable to the applicable Account Owner;
(c)  all consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required for its creation or the execution, delivery, or performance of the related Credit Card Agreement have been obtained or made by the applicable Account Owner and are fully effective;
(d)  immediately prior to it being sold to Funding, BACCS has good and marketable title to it free and clear of all Liens arising through or under BACCS or any of its Affiliates other than Funding, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the applicable Account Owner or BACCS is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes;
(e)  it is the legal, valid, and binding payment obligation of the related Obligor and is enforceable against that Obligor in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity; and
(f)  it is an account under Article 9 of the Delaware UCC.
"FIA" means FIA Card Services, National Association, a national banking association.
"Finance Charge Receivable" means any Receivable that is a Periodic Finance Charge, a Cash Advance Fee, a Late Fee, an Annual Membership Fee, a Draft Fee, a Service Transaction Fee, or a similar fee or charge, including a charge for credit insurance.
"First Tier Agreement" has the meaning set forth above under the heading "Background".
"Funding" has the meaning set forth in the first paragraph of this Agreement.
"Governmental Authority" means the United States of America or any individual State, any political subdivision of the United States of America or any individual State, or any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

"Initial Account" means each VISA,® MasterCard,® or American Express® credit card account that was designated as an Account under the Amended and Restated Pooling and Servicing Agreement and that is identified on the Account Schedule from and after the Closing Date.
"Insolvency Event" has the meaning set forth in Section 8.02.
"Insurance Proceeds" means, for any Receivable, all amounts recovered on that Receivable under a credit insurance policy covering the related Obligor.
"Interchange" means all interchange fees and issuer rate fees that (a) are payable to the applicable Account Owner, in its capacity as credit card issuer, through VISA USA, Inc., MasterCard International Incorporated, American Express Company, or any other similar entity, (b) are paid by the applicable Account Owner to BACCS under the First Tier Agreement, and (c) are allocable to the Receivables sold by BACCS to Funding using a formula equivalent to the one described in the First Tier Agreement.
"Late Fee" means a late fee or similar fee that is charged to an Account under the related Credit Card Agreement.
"Lien" means any security interest, lien, mortgage, deed of trust, pledge, hypothecation, encumbrance, assignment, participation interest, equity interest, deposit arrangement, preference, priority, or other security or preferential arrangement of any kind or nature.  This term includes any conditional sale or other title retention arrangement and any financing lease having substantially the same economic effect as any security or preferential arrangement.  This term does not include any security interest or other lien created in favor of the MTII Trustee under the Pooling and Servicing Agreement, any predecessor agreement to the Pooling and Servicing Agreement, or in connection with the First Tier Agreement or any predecessor agreement to the First Tier Agreement.
"Merger" has the meaning set forth above under the heading "Background".
"Merger Date" has the meaning set forth above under the heading "Background".
"MTII" means the BA Master Credit Card Trust II.
"MTII Trustee" means The Bank of New York Mellon, as trustee of MTII.
"Obligor" means, for any VISA,® MasterCard,® or American Express® credit card account, any Person obligated to make payments on receivables in that account.  This term includes any guarantor but excludes any merchant.

"Officer's Certificate" means a certificate delivered to Funding and signed by any Vice President or more senior officer of BACCS.
"Original First Tier Agreement" has the meaning set forth above under the heading "Background".
"Original Receivables Purchase Agreement" has the meaning set forth above under the heading "Background".
"Periodic Finance Charge" means a finance charge determined by periodic rate or similar charge that is charged to an Account under the related Credit Card Agreement.
"Person" means any person or entity of any nature.  This term includes any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or Governmental Authority.
"Pooling and Servicing Agreement" means the Third Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2014, among the Servicer, Funding, and the MTII Trustee.
"Principal Receivable" means any Receivable other than a Finance Charge Receivable.  In calculating the aggregate amount of Principal Receivables in an Account on any date, the gross amount of Principal Receivables in the Account on that date must be reduced by the aggregate amount of credit balances in the Account on that date.
"Purchase Price" has the meaning set forth in subsection 3.01(a).
"Purchase Price Adjustment" has the meaning set forth in subsection 3.02(a).
"Purchase Price Payment Date" has the meaning set forth in subsection 3.01(c).
"Purchased Assets" has the meaning set forth in subsection 2.01(a).
"Rating Agency" means each nationally-recognized statistical rating organization that is selected by Funding to rate any security issued by MTII.
"Receivable" means any amount payable on an Account by the related Obligors.  This term includes Principal Receivables and Finance Charge Receivables.
"Recoveries" means, for any Receivable that has been charged off as uncollectible, all amounts recovered on that Receivable.  If BACCS and Funding cannot determine whether a recovered amount relates to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, this term means the amount reasonably estimated by BACCS and Funding as having been recovered on the Receivable that was sold to Funding.
"Removed Account" means any Account that has been identified as a Removed Account (as defined in the Pooling and Servicing Agreement) by the Servicer to BACCS and Funding.

"Requirements of Law" means, for any Person, (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Governmental Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject.  This term includes usury laws, the Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System.
"Second Amended and Restated Pooling and Servicing Agreement" means the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, among Funding, FIA, as servicer, and the MTII Trustee.
"Service Transaction Fee" means a service transaction fee or similar fee that is charged to an Account under the related Credit Card Agreement.
"Servicer" means the Person acting as Servicer under the Pooling and Servicing Agreement.
"Stop Date" has the meaning set forth in subsection 2.03(a).
"Supplemental Conveyance" has the meaning set forth in subsection 2.02(b).
"Transfer Restriction Event" means any event that prevents BACCS from selling Receivables to Funding under this Agreement.  This term includes any Insolvency Event or any order of a Governmental Authority that has this effect.
"Transferred Account" means any VISA,® MasterCard,® or American Express® credit card account (a) into which all of the Receivables in an Account are transferred because the related credit card was lost or stolen or the related credit card program was changed, if the Credit Card Guidelines do not require a new application or credit evaluation, and (b) that can be traced or identified by reference to the Account Schedule and the computer or other records of the Servicer.
"UCC" means the Uniform Commercial Code of the applicable jurisdiction.
Section 1.02.  Rules of Construction.  The term "include" introduces a nonexhaustive list.  The canon of ejusdem generis may be applied only in the context of this Agreement's purpose and not merely in the context of a particular phrase.  A reference to any law is to that law as amended or supplemented to the applicable time.  A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time.  A reference to any Person includes that Person's successors and permitted assigns.
[END OF ARTICLE I]

ARTICLE II
PURCHASE AND SALE OF RECEIVABLES
Section 2.01.  Purchase and Sale.
(a)  In consideration of Funding's payment of each related Purchase Price, BACCS hereby sells and assigns to Funding, without recourse, all of BACCS's right, title and interest in, to, and under (i) the Receivables existing on the Closing Date and arising after the Closing Date in each Initial Account (including any related Transferred Account), and the Receivables existing on the related Addition Date and arising after that Addition Date in each Additional Account (including any related Transferred Account), (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to those Receivables, (iii) all Collections on those Receivables, and (iv) all proceeds of any of this property (collectively, the "Purchased Assets").  Funding hereby accepts the Purchased Assets sold under this Agreement.
(b)  Principal Receivables in each Initial Account that exist on the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, are sold by BACCS and purchased by Funding on the Closing Date.  Principal Receivables in each Initial Account that arise after the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, are sold by BACCS and purchased by Funding on the date on which those Principal Receivables arise.  Principal Receivables in each Additional Account that exist on the related Addition Date, and the related Finance Charge Receivables and other Purchased Assets, are sold by BACCS and purchased by Funding on that Addition Date.  Principal Receivables in each Additional Account that arise after the related Addition Date, and the related Finance Charge Receivables and other Purchased Assets, are sold by BACCS and purchased by Funding on the date on which those Principal Receivables arise.
(c)  BACCS must authorize, deliver, and file all financing statements, amendments of financing statements, and continuation statements that are necessary or appropriate to perfect, or to maintain the perfection of, BACCS's sale of the Purchased Assets to Funding.  These financing statements, amendments of financing statements, and continuation statements must name BACCS as seller and Funding as buyer of the Purchased Assets.  BACCS must deliver to Funding a file-stamped copy of each of these financing statements, amendments of financing statements, and continuation statements as soon as practicable after filing.  All acts required of BACCS in this paragraph must be taken at BACCS's own expense.
(d)  On or prior to the Closing Date, BACCS must mark its books, records, and computer files to make clear that the Receivables arising in the Initial Accounts and the related Purchased Assets have been sold to Funding under this Agreement and transferred to the MTII Trustee under the Second Amended and Restated Pooling and Servicing Agreement.  On or prior to each Addition Date, BACCS must mark its books, records, and computer files to make clear that the Receivables arising in the related Additional Accounts and the related Purchased Assets have been sold to Funding under this Agreement and transferred to the MTII Trustee under the

Pooling and Servicing Agreement.  When a Transferred Account is created, BACCS must mark its books, records, and computer files to make clear that the Receivables arising in that Transferred Account and the related Purchased Assets have been sold to Funding under this Agreement and transferred to the MTII Trustee under the Pooling and Servicing Agreement.  BACCS must not change any of these entries in its books, records, or computer files relating to an Account unless and until (i) that Account becomes a Deleted Account, (ii) that Account is sold as permitted by subsection 5.01(l) of the First Tier Agreement, or (iii) BACCS has taken all actions that are necessary or appropriate to maintain the perfection and the priority of Funding's ownership interest in the related Purchased Assets.  All acts required of BACCS in this paragraph must be taken at BACCS's own expense.
(e)  On or prior to the Closing Date, BACCS must deliver to Funding the initial Account Schedule.  On or prior to each Addition Date, BACCS must deliver to Funding an updated Account Schedule that identifies the related Additional Accounts.  Promptly after a request from Funding, and at least once every two months regardless of whether a request is made by Funding, BACCS must deliver to Funding an updated Account Schedule that identifies all Transferred Accounts that were created during the applicable period.  All acts required of BACCS in this paragraph must be taken at BACCS's own expense.
(f)  The parties intend that the transfer of the Purchased Assets by BACCS to Funding be an absolute sale and not a secured borrowing, including under generally accepted accounting principles in effect before November 15, 2009.  If the transaction under this Agreement were determined to be a loan rather than an absolute sale despite this intent of the parties, BACCS hereby grants to Funding a first priority security interest in all of BACCS's right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Purchased Assets to secure BACCS's obligations under this Agreement.  This grant is a protective measure and must not be construed as evidence of any intent contrary to the one expressed in this paragraph.
Section 2.02.  Addition of Accounts.
(a)  Funding may be obligated to designate additional accounts under subsection 2.06(a) of the Pooling and Servicing Agreement or may elect to designate additional accounts under subsection 2.06(b) of the Pooling and Servicing Agreement.  In either case, Funding may require that BACCS designate Additional Accounts under this Agreement to enable Funding to satisfy that obligation or election.  Funding must give BACCS notice of this requirement to designate Additional Accounts under this Agreement at least four Business Days prior to the related Addition Date.  If BACCS fails to designate Additional Accounts in compliance with that notice only because sufficient credit card accounts are not available to BACCS, that failure will not be a breach of this Agreement.

(b)  On each Addition Date, the related Additional Accounts will become Accounts if the following conditions have been satisfied:
(i)  on or prior to that Addition Date, BACCS must have filed all financing statements, amendments of financing statements, and continuation statements that are required under subsection 2.01(c);
(ii)  on or prior to that Addition Date, BACCS must have marked its books, records, and computer files to make clear that the Receivables arising in those Additional Accounts and the related Purchased Assets have been sold to Funding under this Agreement and transferred to the MTII Trustee under the Pooling and Servicing Agreement;
(iii)  on or prior to that Addition Date, BACCS must have delivered to Funding an updated Account Schedule that identifies those Additional Accounts;
(iii)  on that Addition Date, BACCS must have delivered to Funding an Officer's Certificate of BACCS, dated that Addition Date, certifying that the applicable representations and warranties described in Sections 4.01 and 4.02 are true and correct; and
(iv)  on that Addition Date, BACCS and Funding must have executed a written assignment covering the related Purchased Assets, substantially in the form of Exhibit A (the "Supplemental Conveyance").
Section 2.03.  Removal and Deletion of Accounts.
(a)  On the Business Day (the "Stop Date") following the date on which an Account becomes a Removed Account, BACCS must stop selling to Funding new Principal Receivables arising in that Account.  Notwithstanding the preceding sentence, Funding will continue to own all Principal Receivables that were sold to Funding prior to the Stop Date, all Collections on those Principal Receivables, all Finance Charge Receivables that accrue on those Principal Receivables regardless of when they arise, and all Collections on those Finance Charge Receivables.  If BACCS and Funding cannot determine whether collections relate to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, BACCS and Funding must allocate payments on the related Removed Account proportionately based on the total amount of Principal Receivables in that Removed Account then owned by Funding and the total amount of principal receivables in that Removed Account then owned by BACCS or the applicable Account Owner.
(b)  From and after the Stop Date for a Removed Account, BACCS may mark its books, records, and computer files to make clear that the Account is a Removed Account.  But BACCS must not change the entries described in subsection 2.01(d) relating to that Removed Account or delete that Removed Account from the Account Schedule unless and until that Removed Account becomes a Deleted Account or BACCS has taken all actions that are necessary or appropriate to maintain the perfection and the priority of Funding's ownership interest in the related Purchased Assets.
(c)  Once a Removed Account becomes a Deleted Account, BACCS promptly must mark its books, records, and computer files to make clear that the Account is a Deleted Account and must delete that Deleted Account from the Account Schedule.
[END OF ARTICLE II]

ARTICLE III
CONSIDERATION AND PAYMENT
Section 3.01.  Purchase Price.
(a)  Funding must pay to BACCS each purchase price described in this Article III (a "Purchase Price") in return for the related Purchased Assets.  Notwithstanding any other provision of this Agreement, BACCS is not obligated to sell Principal Receivables, and the related Finance Charge Receivables and other Purchased Assets, to Funding to the extent that Funding does not pay BACCS the related Purchase Price.
(b)  The Purchase Price for the Principal Receivables in each Initial Account that exist on the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets as mutually determined by BACCS and Funding.  This Purchase Price is payable by Funding to BACCS in immediately available funds on the Closing Date.
(c)  The Purchase Price for the Principal Receivables in each Initial Account that arise after the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to 100% of the aggregate balance of those Principal Receivables, adjusted to reflect the factors that BACCS and Funding mutually determine will result in a Purchase Price that is equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets.  This Purchase Price is payable by Funding to BACCS in immediately available funds on each date (a "Purchase Price Payment Date") mutually selected by BACCS and Funding, but the Purchase Price Payment Date for any Principal Receivable and the related Finance Charge Receivables and other Purchased Assets must not be later than the fifth Business Day following the calendar month in which that Principal Receivable arises.
(d)  The Purchase Price for the Principal Receivables in each Additional Account that exist on the related Addition Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to 100% of the aggregate balance of those Principal Receivables and the Finance Charge Receivables existing in that Additional Account on that Addition Date, adjusted to reflect the factors that BACCS and Funding mutually determine will result in a Purchase Price that is equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets.  This Purchase Price is payable by Funding to BACCS in immediately available funds on that Addition Date.
(e)  The Purchase Price for the Principal Receivables in each Additional Account that arise after the related Addition Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to 100% of the aggregate balance of those Principal Receivables, adjusted to reflect the factors that BACCS and Funding mutually determine will result in a Purchase Price that is equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets.  This Purchase Price is payable by Funding to BACCS in immediately available funds on the related Purchase Price Payment Date, but the Purchase Price Payment Date for any Principal Receivable and the related Finance Charge Receivables and other Purchased Assets must not be later than the fifth Business Day following the calendar month in which that Principal Receivable arises.
(f)  No determination of fair market value under this Section 3.01 can assume any purchase by Funding of Principal Receivables arising in the future or the related Finance Charge Receivables and other Purchased Assets.
Section 3.02.  Adjustments to Purchase Price.
(a)  The Purchase Price payable on any Purchase Price Payment Date will be reduced (a "Purchase Price Adjustment") if, since the immediately preceding Purchase Price Payment Date, a Principal Receivable previously sold to Funding has been reduced by FIA, BANA, BACCS, or the Servicer because of a rebate, refund, unauthorized charge, or billing error to the related Obligors.  The amount of that Purchase Price Adjustment is equal to the amount by which that Principal Receivable has been reduced.  A Purchase Price Adjustment must not be made for a rebate, refund, unauthorized charge, or billing error that is caused by the Servicer's breach of its obligations under the Pooling and Servicing Agreement.
(b)  If a Purchase Price Adjustment causes the Purchase Price to be a negative number, BACCS must pay to Funding in immediately available funds on the related Purchase Price Payment Date an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price.  If that Purchase Price Adjustment also requires Funding to credit funds to the Collection Account under subsection 4.03(c)(i) of the Pooling and Servicing Agreement, the date by which Funding is required to do so must be a Purchase Price Payment Date.
Section 3.03.  Use of Name, Logo and Marks.  To the extent of its interest, BACCS hereby grants to Funding a non-exclusive license to use the name "FIA," "BANA," "Bank of America," and all related identifying trade or service marks, signs, symbols, logos, and designs but only for use in servicing the Receivables and only for use in a manner that is consistent with the guidelines provided by BACCS to Funding from time to time.  Further, to the extent of its interest, BACCS hereby grants to Funding a non-exclusive license to use all related servicing software but only for use in servicing the Receivables and only for use in a manner that is consistent with the guidelines provided by BACCS to Funding from time to time.  And further, to the extent of its interest, BACCS hereby grants to Funding a non-exclusive license to use all related customer lists and other intangibles but only for use in servicing the Receivables and only for use in a manner that is consistent with the guidelines provided by BACCS to Funding from time to time.  These licenses are co-extensive with the term of this Agreement and, subject to their limitations, may be assigned to any servicer engaged by Funding in a securitization of the Receivables.
[END OF ARTICLE III]

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01.  Representations and Warranties of BACCS Relating to BACCS.
(a)  On the Closing Date and each Addition Date, BACCS represents and warrants to Funding as follows:
(i)  BACCS is a limited liability company duly formed and validly existing in good standing under the laws of the State of North Carolina.  BACCS has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver, and perform its obligations under this Agreement.
(ii)  In all material respects, in each jurisdiction in which the conduct of its business requires, BACCS is duly qualified to do business, is in good standing, and has all necessary licenses and approvals.
(iii)  BACCS has duly authorized, by all necessary limited liability company action, its execution and delivery of this Agreement and any related Supplemental Conveyance and its consummation of the transactions contemplated by this Agreement and any related Supplemental Conveyance.
(iv)  BACCS's execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with, breach any material term of, or cause a material default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which BACCS is a party or by which BACCS or any of its properties are bound.
(v)  BACCS's execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with or violate any Requirement of Law applicable to BACCS.
(vi)  No proceeding or investigation against BACCS is pending or, to the best of BACCS's knowledge, threatened before any Governmental Authority that (A) asserts that this Agreement or any related Supplemental Conveyance is invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement or any related Supplemental Conveyance, (C) seeks any determination or ruling that, in

BACCS's reasonable judgment, would materially and adversely affect BACCS's performance under this Agreement or any related Supplemental Conveyance, or (D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any related Supplemental Conveyance.
(vii)  BACCS has obtained all approvals, authorizations, licenses, consents, and orders required of any Person in connection with BACCS's execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance.
(viii)  No Insolvency Event relating to BACCS has occurred and is continuing.
(b)  The representations and warranties set forth in this Section 4.01 will survive the sale of the Purchased Assets to Funding.  If BACCS or Funding discovers a breach of any of these representations and warranties, the party discovering that breach must give prompt notice to the other party and the MTII Trustee.
Section 4.02.  Representations and Warranties of BACCS Relating to the Agreement and the Receivabless.
(a)  On the Closing Date, in the case of any Initial Account and the related Receivables, and on each Addition Date, in the case of any related Additional Account and the related Receivables, BACCS represents and warrants to Funding as follows:
(i)  This Agreement and any related Supplemental Conveyance are legal, valid, and binding obligations of BACCS and are enforceable against BACCS in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity.
(ii)  This Agreement and any related Supplemental Conveyance effect a valid sale to Funding of the related Receivables, and that sale is perfected under the UCC.
(iii)  BACCS has not used any selection procedure adverse to the interests of Funding or its transferees in selecting the related Accounts.
(iv)  Each related Receivable existing on the Closing Date, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account, is sold to Funding free and clear of any Lien arising through or under BACCS or any of its Affiliates other than Funding, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the applicable Account Owner or BACCS is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.

(v)  Each related Receivable arising after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, is sold to Funding free and clear of any Lien arising through or under BACCS or any of its Affiliates other than Funding, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the applicable Account Owner or BACCS is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.
(vi)  BACCS's sale to Funding of each related Receivable existing on the Closing Date, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account, complies in all material respects with all Requirements of Law applicable to BACCS or the applicable Account Owner.
(vii)  BACCS's sale to Funding of each related Receivable arising after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, complies in all material respects with all Requirements of Law applicable to BACCS or the applicable Account Owner.
(viii)  All consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required in connection with BACCS's sale of each related Receivable to Funding have been obtained or made by BACCS and are fully effective.
(ix)  On that date, the Account Schedule identifies all of the existing Accounts.
(x)  As of the date of its designation under the Amended and Restated Pooling and Servicing Agreement, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account, the related Account is an Eligible Account.
(xi)  As of the related Addition Date, in the case of any Additional Account, each Receivable existing in that Account is an Eligible Receivable.
(xii)  On any date after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, on which any new Receivable is created, that Receivable is an Eligible Receivable.
(b)  The representations and warranties set forth in this Section 4.02 will survive the sale of the Purchased Assets to Funding.  If BACCS or Funding discovers a breach of any of these representations and warranties, the party discovering that breach must give prompt notice to the other party and the MTII Trustee.  BACCS acknowledges that Funding will rely on these representations and warranties in making its own representations and warranties to its transferees, including the MTII Trustee, and BACCS consents to that reliance.

Section 4.03.  Representations and Warranties of Funding.
(a)  On the Closing Date and each Addition Date, Funding represents and warrants to BACCS as follows:
(i)  Funding is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware.  Funding has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver, and perform its obligations under this Agreement.
(ii)  In all material respects, in each jurisdiction in which the conduct of its business requires, Funding is duly qualified to do business, is in good standing, and has all necessary licenses and approvals.
(iii)  Funding has duly authorized, by all necessary limited liability company action, its execution and delivery of this Agreement and any related Supplemental Conveyance and its consummation of the transactions contemplated by this Agreement and any related Supplemental Conveyance.
(iv)  Funding's execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with, breach any material term of, or cause a material default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Funding is a party or by which Funding or any of its properties are bound.
(v)  Funding's execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with or violate any Requirement of Law applicable to Funding.
(vi)  No proceeding or investigation against Funding is pending or, to the best of Funding's knowledge, threatened before any Governmental Authority that (A) asserts that this Agreement or any related Supplemental Conveyance is invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement or any related Supplemental Conveyance, (C) seeks any determination or ruling that, in Funding's reasonable judgment, would materially and adversely affect Funding's performance under this Agreement or any related Supplemental Conveyance, or (D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any related Supplemental Conveyance.

(vii)  Funding has obtained all approvals, authorizations, licenses, consents, and orders required of any Person in connection with Funding's execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance.
(viii)  No Insolvency Event relating to Funding has occurred and is continuing.
(b)  The representations and warranties set forth in this Section 4.03 will survive the sale of the Purchased Assets to Funding.  If BACCS or Funding discovers a breach of any of these representations and warranties, the party discovering that breach must give prompt notice to the other party and the MTII Trustee.
[END OF ARTICLE IV]

ARTICLE V
COVENANTS
Section 5.01.  Covenants of BACCS.  BACCS covenants to do the following:
(a)  Except in enforcing or collecting an Account, BACCS will take no action that results in any Receivable not being an account under Article 9 of the Delaware UCC, and therefore, BACCS will take no action that results in any Receivable being an instrument or chattel paper under Article 9 of the Delaware UCC.  BACCS will enforce a substantially similar covenant of BANA under the First Tier Agreement.  If BACCS breaches any of these covenants, BACCS must repurchase the related Receivable under Section 6.01.
(b)  Except for the sale to Funding under this Agreement, or, with respect to the Receivables in any Account that became a Removed Account pursuant to subsection 2.07(c)(ii) of the Pooling and Servicing Agreement, BACCS will not (i) sell, assign, or transfer any Receivable to any other Person, (ii) take any other action that is inconsistent with the ownership of each Receivable by Funding or its transferee, or (iii) grant, create, incur, assume, or suffer to exist any Lien arising through or under BACCS on any Receivable, except for any Lien for municipal or other local taxes if those taxes are currently not due or if BANA or BACCS is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.  BACCS will not claim any interest in any Receivable and will defend the ownership interest of Funding or its transferee in each Receivable against any third party claiming through or under BACCS.  BACCS will enforce a substantially similar covenant of BANA under the First Tier Agreement that relates to the sale and contribution of Receivables by the applicable Account Owner to BACCS.
(c)  If a Transfer Restriction Event occurs, BACCS must continue to allocate and pay to Funding all Collections on the Receivables that previously were sold to Funding unless prohibited from doing so by any Governmental Authority or Requirement of Law.  If BACCS and Funding cannot determine whether collections relate to a Receivable that was sold to Funding or to a receivable that cannot be sold to Funding, BACCS must allocate payments on the related Account proportionately based on the total amount of Principal Receivables in that Account then owned by Funding or the MTII Trustee and the total amount of principal receivables in that Account then owned by BACCS or BANA.  BACCS will acknowledge that Funding or its transferee continues to own all Principal Receivables that were sold to Funding prior to the Transfer Restriction Event, all Collections on those Principal Receivables, all Finance Charge Receivables that accrue on those Principal Receivables regardless of when they arise, and all Collections on those Finance Charge Receivables.  BACCS will enforce a substantially similar covenant of the applicable Account Owner under the First Tier Agreement that relates to Receivables sold and contributed to BACCS.
(d)  If BACCS receives Collections on any Receivable, BACCS promptly will deliver those Collections to Funding or, if Funding directs, to its transferee.  BACCS will enforce a substantially similar covenant of the applicable Account Owner under the First Tier Agreement that relates to Receivables sold and contributed to BACCS.
(e)  BACCS will enforce the applicable Account Owner's covenant under the First Tier Agreement not to transfer any Account except in a merger, consolidation, or sale permitted under the First Tier Agreement.
(f)  BACCS will enforce the applicable Account Owner's covenant under the First Tier Agreement to transfer to BACCS or its transferee all Interchange allocable to the Receivables.
(g)  BACCS will enforce the applicable Account Owner's covenant under the First Tier Agreement not to change the provisions of any Credit Card Agreement or the Credit Card Guidelines except as permitted under the First Tier Agreement.
(h)  BACCS will not change its name or its type or jurisdiction of organization without first delivering to Funding an opinion of counsel stating that all actions and filings that are necessary or appropriate to maintain the perfection and the priority of Funding's ownership interest in the Receivables have been taken or made.
(i)  On March 31 in each calendar year, beginning March 31, 2015, BACCS will deliver to Funding and the MTII Trustee an opinion of counsel (i) stating that no further filing of any financing statement, amendment of financing statement, or continuation statement is then necessary to perfect Funding's ownership interest in the Receivables, and (ii) stating that no further filing of any financing statement, amendment of financing statement, or continuation statement will be necessary prior to March 31 of the next calendar year to maintain the perfection of Funding's ownership interest in the Receivables or, if that is not the case, identifying each filing that will be necessary prior to March 31 of that calendar year.
[END OF ARTICLE V]

ARTICLE VI
REPURCHASE OBLIGATION
Section 6.01.  Reassignment of Ineligible Receivables.
(a)  BACCS must accept reassignment of any Receivable if Funding is required to accept reassignment of that Receivable under subsection 2.04(d) of the Pooling and Servicing Agreement and if either of the following conditions is satisfied:
(i)                 (A) the representation of BACCS under subsection 4.02(a)(iv) or (vi) relating to that Receivable is not true and correct as of the applicable date, or the representation of BACCS under subsection 4.02(a)(xi) or (xii) relating to that Receivable is not true and correct as of the applicable date because clause (d) of the definition of Eligible Receivable is not satisfied, and
(B) any of the following conditions is satisfied: (I) that Receivable is charged off as uncollectible, (II) the interest of Funding or its transferee in that Receivable or its proceeds is impaired, (III) the proceeds of that Receivable are not available to Funding or its transferee free and clear of any Lien, (IV) the Lien on that Receivable runs in favor of any Governmental Authority, (V) the Lien on that Receivable is a tax lien, (VI) the Lien on that Receivable arises under Title IV of the Employee Retirement Income Security Act, or (VII) the applicable Account Owner or BACCS has consented to the Lien on that Receivable; or
(ii)         (A)(I) the representation of BACCS under subsection 4.02(a)(iv), (vi), (xi), or (xii) relating to that Receivable is not true and correct as of the applicable date and that breach is not addressed by subsection 6.01(a)(i), or (II) the representation of BACCS under subsection 4.02(a)(i), (ii), (v), (vii), (viii), or (ix) relating to that Receivable is not true and correct as of the applicable date, and
(B) any of the following conditions is satisfied: (I) the related Account is a Defaulted Account, (II) the interest of Funding or its transferee in that Receivable or its proceeds is impaired, or (III) the proceeds of that Receivable are not available to Funding or its transferee free and clear of any Lien, and
(C) that breach is not cured within 60 days, or a longer period up to 120 days to which Funding consents, from the earlier of the date on which BACCS discovers that breach or the date on which BACCS is given notice of that breach.
(b)  BACCS must accept reassignment of any Receivable described in subsection 6.01(a) on the date on which that Receivable is reassigned to Funding under subsection 2.04(d) of the Pooling and Servicing Agreement.  On that date, automatically and without further action, Funding hereby reassigns to BACCS, without recourse, representation, or warranty, all of Funding's right, title and interest in, to, and under (i) that Receivable, (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to that Receivable, (iii) all Collections on that Receivable, and (iv) all proceeds of any of this property.  On that date, BACCS must pay to Funding in immediately available funds an amount equal to the unpaid balance of that Receivable, and Funding will treat that Receivable as collected in full.  Funding must execute all agreements and other documents, and must take all other actions, that are reasonably requested by BACCS to effect this reassignment.
(c)  After a reassignment under subsection 6.01(b), if BACCS and Funding cannot determine whether collections relate to a Receivable that is owned by Funding or the MTII Trustee or to a receivable that has been reassigned to BACCS, BACCS and Funding must allocate payments on the related Account proportionately based on the total amount of Principal Receivables in that Account then owned by Funding or the MTII Trustee and the total amount of principal receivables in that Account then owned by BACCS or BANA.
Section 6.02.  Reassignment of Other Receivables.
(a)  BACCS must accept reassignment of a set of Receivables if Funding is required to accept reassignment of those Receivables under subsection 2.04(e) of the Pooling and Servicing Agreement and if the representation of BACCS under subsection 4.02(a)(i) or (ii) relating to those Receivables is not true and correct as of the applicable date.
(b)  BACCS must accept reassignment of the Receivables described in subsection 6.02(a) on the date on which those Receivables are reassigned to Funding under subsection 2.04(e) of the Pooling and Servicing Agreement.  On that date, automatically and without further action, Funding hereby reassigns to BACCS, without recourse, representation, or warranty, all of Funding's right, title and interest in, to, and under (i) those Receivables, (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to those Receivables, (iii) all Collections on those Receivables, and (iv) all proceeds of any of this property.  On the Business Day immediately preceding that date, BACCS must pay to Funding in immediately available funds an amount equal to the unpaid balance of those Receivables, and Funding will treat those Receivables as collected in full.  Funding must execute all agreements and other documents, and must take all other actions, that are reasonably requested by BACCS to effect this reassignment.
[END OF ARTICLE VI]

ARTICLE VII
CONDITIONS PRECEDENT
Section 7.01.  Conditions to Funding's Obligation on the Closing Date.  Funding's obligation to purchase the Receivables in each Initial Account that exist on the Closing Date, and the related Finance Charge Receivables and other Purchased Assets is subject to the following conditions being satisfied:
(a)  the representations and warranties made by BACCS in this Agreement on the Closing Date must be true and correct;
(b)  all information provided by BACCS to Funding relating to the Initial Accounts must be true and correct;
(c)  BACCS must have (i) delivered the initial Account Schedule to Funding and (ii) performed all other obligations required of BACCS prior to the Closing Date under this Agreement;
(d)  BACCS must have filed all financing statements, amendments of financing statements, and continuation statements that are required under subsection 2.01(c); and
(e)  all corporate and legal matters relating to this Agreement must have been addressed in a manner satisfactory to Funding, and all related documents reasonably requested of BACCS by Funding must have been received.
Section 7.02.  Conditions to BACCS's Obligation on the Closing Date.  BACCS's obligation to sell the Receivables in each Initial Account that exist on the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, is subject to the following conditions being satisfied:
(a)  the representations and warranties made by Funding in this Agreement on the Closing Date must be true and correct;
(b)  Funding must have paid the initial Purchase Price due on the Closing Date; and
(c)  all corporate and legal matters relating to this Agreement must have been addressed in a manner satisfactory to BACCS, and all related documents reasonably requested of Funding by BACCS must have been received.
[END OF ARTICLE VII]

ARTICLE VIII
TERM AND PURCHASE TERMINATION
Section 8.01.  Term.  This Agreement will commence on the Closing Date and will continue at least until the earlier of (a) the termination of MTII under Article XII of the Pooling and Servicing Agreement and (b) the amendment of the Pooling and Servicing Agreement to remove Funding as Transferor.  After that time, either party may terminate this Agreement by giving reasonable notice to the other party.
Section 8.02.  Purchase Termination.  BACCS immediately must cease to sell Principal Receivables, and the related Finance Charge Receivables and other Purchased Assets, to Funding if (a) BACCS or BANA files a petition or commences a proceeding (i) as a debtor under any Debtor Relief Law or (ii) to have a trustee, conservator, receiver, liquidator, or similar official appointed for it or for all or substantially all of its property, (b) BACCS or BANA consents or fails to object to such a petition or proceeding commenced against it or its property, or such a petition or proceeding commenced against it or its property is not dismissed or stayed within 60 days, or a Governmental Authority orders relief in connection with such a petition or proceeding commenced against it or its property, (c) BACCS or BANA admits in writing its inability to pay its debts generally as they become due, (d) BACCS or BANA makes an assignment for the benefit of its creditors, or (e) BACCS or BANA voluntarily suspends payment of its obligations (each an "Insolvency Event").  Still, Funding or its transferee will continue to own all Principal Receivables that were sold to Funding prior to the Insolvency Event, all Collections on those Principal Receivables, all Finance Charge Receivables that accrue on those Principal Receivables regardless of when they arise, and all Collections on those Finance Charge Receivables.  If BACCS and Funding cannot determine whether collections relate to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, BACCS and Funding must allocate payments on the related Account proportionately based on the total amount of Principal Receivables in that Account then owned by Funding or the MTII Trustee and the total amount of principal receivables in that Account then owned by BACCS or BANA.  BACCS promptly must give notice of any Insolvency Event to Funding and the MTII Trustee.
[END OF ARTICLE VIII]

ARTICLE IX
MISCELLANEOUS PROVISIONS
Section 9.01.  Amendment.  This Agreement only can be modified in a written document executed by Funding and BACCS.  No amendment of this Agreement will be effective unless (a) Funding has given prior notice of the amendment to the MTII Trustee and each Rating Agency then rating any security issued by MTII and (b) Funding has received written confirmation from each of those Rating Agencies that the amendment will not cause a reduction or withdrawal of any of those ratings.  Funding must send a copy of each amendment of this Agreement to each Rating Agency then rating any security issued by MTII.  A Supplemental Conveyance, or any other document executed in connection with a sale or reassignment under this Agreement, is not an amendment of this Agreement.
Section 9.02.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B)(1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B)(1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.
Section 9.03.  Notices.  All notices and other communications under this Agreement must be in writing and will be considered effective when delivered by hand, by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid, or sent by facsimile or electronic transmission, (a) in the case of BACCS, to Banc of America Consumer Card Services, LLC, 401 North Tryon Street, Mail Code: NC1-007-07-17,

Charlotte, North Carolina 28255, Attention: Scott McCarthy, with a copy to Banc of America Consumer Card Services, LLC, 214 North Tryon Street, Mail Code: NC1-027-20-05, Charlotte, North Carolina 28255, Attention: Greg Lumelsky, (b) in the case of Funding, to BA Credit Card Funding, LLC, 214 North Tryon Street, Suite #21-39, NC1-027-21-04, Charlotte, North Carolina 28255, Attention: Joseph Lombardi, with a copy to (i) Bank of America, National Association, 214 North Tryon Street, Mail Code: NC1-027-20-05, Charlotte, North Carolina 28255, Attention: Greg Lumelsky and (ii) BA Credit Card Funding, LLC, 1020 North French Street, Mail Code: DE5-002-02-06, Wilmington, DE 19884, Attention: Amy Burg, and (c) in the case of the MTII Trustee, to The Bank of New York Mellon, 101 Barclay Street, 7 West, New York, New York 10286, Attention: Corporate Trust Administration—Asset Backed Securities.  Any of these entities may designate a different address in a notice to the others under this Section 9.03.
Section 9.04.  Severability.  If any part of this Agreement is held to be invalid or otherwise unenforceable, the rest of this Agreement will be considered severable and will continue in full force.
Section 9.05.  Assignment.  No party can assign any interest in this Agreement, except that (a) Funding may assign its interest in this Agreement to the MTII Trustee under the Pooling and Servicing Agreement and (b) any party may assign its interest in this Agreement to any other Person if (i) at least 10 days prior to the assignment, notice is given to the other party, the MTII Trustee, and each Rating Agency then rating any security issued by MTII, (ii) the other party gives its prior written approval to the assignment, and (iii) Funding receives prior written confirmation from each of those Rating Agencies that the assignment will not cause a reduction or withdrawal of any of those ratings.
Section 9.06.  Acknowledgement of BACCS.  BACCS acknowledges that Funding intends to assign all of its right, title, and interest in, to, and under this Agreement and the Purchased Assets to the MTII Trustee under the Pooling and Servicing Agreement, and BACCS consents to that assignment.  BACCS will have no remedy against Funding under this Agreement other than a claim for money damages and then only to the extent of funds available to Funding.  BACCS must not assert any claim to or interest in any Purchased Asset and must not take any action that would interfere with the receipt of Collections on the Purchased Assets by Funding or the MTII Trustee.  If any amount payable by BACCS to Funding under this Agreement in turn must be paid by Funding to the MTII Trustee under the Pooling and Servicing Agreement, and if Funding directs, BACCS must pay that amount directly to the MTII Trustee.
Section 9.07.  Further Assurances.  Each party must take all actions that are reasonably requested by the other party to effect more fully the purposes of this Agreement.
Section 9.08.  No Waiver; Cumulative Remedies.  No failure to exercise or delay in exercising any right or remedy under this Agreement will effect a waiver of that right or remedy.  No single or partial exercise of any right or remedy under this Agreement will preclude any other or further exercise of that right or remedy or any other right or remedy.  Except as otherwise expressly provided, the rights and remedies under this Agreement are cumulative and not exhaustive.

Section 9.09.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement.
Section 9.10.  Binding Effect; Third-Party Beneficiaries.  This Agreement benefits and is binding on the parties and their respective successors and permitted assigns.  MTII and the MTII Trustee are third-party beneficiaries of this Agreement.
Section 9.11.  Merger and Integration.  This Agreement contains all of the terms and conditions relating to its subject matter to which the parties have agreed.  All prior understandings of any kind are superseded by this Agreement.
Section 9.12.  Headings.  The headings are for reference only and must not affect the interpretation of this Agreement.
Section 9.13.  Schedules and Exhibits.  All schedules and exhibits are fully incorporated into this Agreement.
Section 9.14.  Survival of Representations and Warranties.  All representations, warranties, and covenants in this Agreement will survive the sale of the Purchased Assets to Funding and the transfer of the Purchased Assets to the MTII Trustee under the Pooling and Servicing Agreement.
Section 9.15.  Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by law, BACCS must not file, commence, join, or acquiesce in a petition or a proceeding, or cause Funding or MTII to file, commence, join, or acquiesce in a petition or a proceeding, that causes (a) Funding or MTII to be a debtor under any Debtor Relief Law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for Funding, MTII, or any substantial part of any of their property.
Section 9.16.  Clarifying Items Relating to Original Receivables Purchase Agreement.
(a)    To the extent this Agreement requires that certain actions are to be taken as of a date prior to the date of this Agreement, the taking of such action by the applicable party under the Original Receivables Purchase Agreement shall constitute satisfaction of such requirement and each of BACCS and Funding confirms the actions taken by it prior to the date of this Agreement under the Original Receivables Purchase Agreement.
(b)  Each of BACCS and Funding hereby confirms (i) that prior to the Merger Date, the Original Receivables Purchase Agreement governed the sales of receivables from BACCS to Funding, (ii) all sales and related actions taken by BACCS and Funding in connection with the Original Receivables Purchase Agreement, (iii) that any rights and obligations created or incurred pursuant to the Original Receivables Purchase Agreement carry forward to the applicable party under this Agreement and (iv) that all representations, warranties, covenants and agreements in the Original Receivables Purchase Agreement applicable to any date prior to the Merger Date remain in full force and effect with respect to such dates.
(c)  All references to the Original Receivables Purchase Agreement in any other instruments or documents shall be deemed to constitute a reference to this Agreement on and after the date hereof.
[END OF ARTICLE IX]

Executed as of this 1st day of October, 2014.

BANC OF AMERICA CONSUMER CARD SERVICES, LLC

By: /s/ Scott W. McCarthy
Name: Scott W. McCarthy
Title: Senior Vice President

BA CREDIT CARD FUNDING, LLC

By: /s/ Keith W. Landis
Name: Keith W. Landis
Title: Vice President
Acknowledged and Accepted by:
THE BANK OF NEW YORK MELLON, as
Trustee of the BA Master Credit Card
Trust II
By:   /s/ Leslie Morales
Name: Leslie Morales
Title: Vice President
BANK OF AMERICA, NATIONAL
ASSOCIATION, as Servicer for the BA
Master Credit Card Trust II
By:   /s/  Keith W. Landis
Name: Keith W. Landis
Title: Vice President

[Signature Page to Amended and Restated Receivables Purchase Agreement between BACCS and Funding]

EXHIBIT A
SUPPLEMENTAL CONVEYANCE
This Supplemental Conveyance No. [___] (this "Supplemental Conveyance") is made as of [___], between Banc of America Consumer Card Services, LLC, a North Carolina limited liability company ("BACCS"), and BA Credit Card Funding, LLC, a Delaware limited liability company ("Funding").
BACKGROUND
BACCS and Funding are designating additional credit card accounts under the Amended and Restated Receivables Purchase Agreement, dated as of October 1, 2014, between BACCS and Funding (the "Receivables Purchase Agreement").
AGREEMENT
In consideration of the mutual promises in this Supplemental Conveyance and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:
1.  Defined Terms and Rules of Construction.  Each capitalized term is defined in this Section 1, or if not defined here, in the Receivables Purchase Agreement.  Rules of construction in the Receivables Purchase Agreement apply in this Supplemental Conveyance.  The following definitions apply in this Supplemental Conveyance:
"Addition Date" means, for the Additional Accounts, the close of business on [___].
"Additional Account" means each VISA,® MasterCard,® or American Express® credit card account that is designated as an Account under this Supplemental Conveyance and that is identified on Schedule 1 to this Supplemental Conveyance.
"Additional Purchased Assets" has the meaning set forth in subsection 3(a).
"BACCS" has the meaning set forth in the first paragraph of this Supplemental Conveyance.
"Funding" has the meaning set forth in the first paragraph of this Supplemental Conveyance.
"Receivables Purchase Agreement" has the meaning set forth above in "Background."

"Supplemental Conveyance" has the meaning set forth in the first paragraph of this document.
2.  Designation of Additional Accounts.  The Additional Accounts identified on Schedule 1 to this Supplemental Conveyance are designated as Accounts under this Supplemental Conveyance and the Receivables Purchase Agreement from and after the Addition Date.  Schedule 1 is fully incorporated into this Supplemental Conveyance and the Receivables Purchase Agreement and supplements the Account Schedule under the Receivables Purchase Agreement from and after the Addition Date.
3.  Sale of Additional Purchased Assets.
(a)  In consideration of Funding's payment of each related Purchase Price under the Receivables Purchase Agreement, BACCS hereby sells and assigns to Funding, without recourse, all of BACCS's right, title and interest in, to, and under (i) the Receivables existing on the Addition Date and arising after the Addition Date in each Additional Account (including any related Transferred Account), (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to those Receivables, (iii) all Collections on those Receivables, and (iv) all proceeds of any of this property (collectively, the "Additional Purchased Assets").  Funding hereby accepts the Additional Purchased Assets sold under this Supplemental Conveyance.
(b)  BACCS must take all actions relating to this sale of the Additional Purchased Assets that are required under subsections 2.01(c), (d), and (e) of the Receivables Purchase Agreement.
(c)  The parties intend that the transfer of the Additional Purchased Assets by BACCS to Funding be an absolute sale and not a secured borrowing, including under generally accepted accounting principles in effect before November 15, 2009.  If the transaction under this Supplemental Conveyance were determined to be a loan rather than an absolute sale despite this intent of the parties, BACCS hereby grants to Funding a first priority security interest in all of BACCS's right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Additional Purchased Assets to secure BACCS's obligations under this Supplemental Conveyance and the Receivables Purchase Agreement.  This grant is a protective measure and must not be construed as evidence of any intent contrary to the one expressed in this paragraph.
4.  Representations and Warranties of BACCS.  BACCS acknowledges its representations and warranties relating to the Additional Accounts that are made on the Addition Date under Sections 4.01 and 4.02 of the Receivables Purchase Agreement.
5.  Ratification.  This Supplemental Conveyance supplements the Receivables Purchase Agreement from and after the Addition Date, and the parties ratify the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance.
6.  Miscellaneous.  This Supplemental Conveyance may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement.  Each party must take all actions that are reasonably requested by the other party to effect more fully the purposes of this Supplemental Conveyance.
7.  GOVERNING LAW.  THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO DECLARE THAT IT IS THEIR INTENTION THAT THIS SUPPLEMENTAL CONVEYANCE SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  EACH OF THE PARTIES HERETO AGREES (A) THAT THIS SUPPLEMENTAL CONVEYANCE INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS SUPPLEMENTAL CONVEYANCE HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B)(1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B)(1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.
[The rest of this page is left blank intentionally.]

Executed as of this [___] day of [__________].

BANC OF AMERICA CONSUMER CARD SERVICES, LLC

By: _____________________________________
Name:
Title:

BA CREDIT CARD FUNDING, LLC

By:_____________________________________
Name:
Title:
Acknowledged and Accepted by:
THE BANK OF NEW YORK MELLON, as
Trustee of the BA Master Credit Card
Trust II
By:
Name:
Title:
BANK OF AMERICA, NATIONAL
ASSOCIATION, as Servicer for the BA
Master Credit Card Trust II
By:
Name:
Title:

SCHEDULE 1 TO
SUPPLEMENTAL CONVEYANCE
ADDITIONAL ACCOUNTS

SCHEDULE 1
ACCOUNT SCHEDULE

S-1-1